UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

BANK OF THE CAROLINAS CORPORATION

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 BOXWOOD VILLAGE DRIVE, MOCKSVILLE, NORTH CAROLINA 27028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Harvey L. Glick to Board of Directors. On October 22, 2014, the board of directors of Bank of the Carolinas Corporation (the “Company”) appointed Harvey L. Glick as a director. The board also elected Mr. Glick as chairman of the board of directors. Mr. Glick was also appointed to the board of directors of the Company’s wholly owned subsidiary, Bank of the Carolinas (the “Bank”), and elected as its chairman. It is expected that Mr. Glick will be named to the Asset/Liability Management Committee and the Executive Committee.

Mr. Glick will be eligible to receive awards under the Company’s 2007 Omnibus Equity Plan. Awards under this plan may be issued in the form of stock options, restricted stock, or performance shares. Mr. Glick will not receive cash directors’ fees from the Company or the Bank at this time.

The Bank is party to a Consultative Services Agreement with GLICK.BIZ, LLC (“GBL”). Mr. Glick is the managing member and 100% owner of GBL. Pursuant to this agreement, the Bank engaged GBL to serve as a consultant and specifically to review the Bank’s balance sheet, products, capital, procedures, and efficiencies in conjunction with and at the direction of the Bank’s executive management team.

The term of the agreement commenced on February 1, 2014, and will end on a date to be determined by the Bank and GBL. The Bank paid GBL $10,000 upon the signing of the agreement and agreed to pay GBL $10,000 per month during the term of the agreement. The aggregate yearly amount due to GBL under the agreement is $120,000. The Bank also agreed to reimburse GBL for its out-of-pocket expenses incurred in connection with the performance of its services under the agreement.

The agreement contains an indemnification provision under which the Bank will indemnify GBL, its officers, directors, managers, members, employees, agents, and affiliates against all liability, loss, cost, and expense incurred by GBL (including legal fees and expenses) in connection with or resulting from any action, suit, or proceeding in which GBL may become involved in connection with the agreement. The Bank will advance the expenses of any such proceedings. The Bank’s indemnification obligation does not apply in the case of matters judicially determined to have resulted from GBL’s gross negligence or willful misconduct. The agreement also contains a confidentiality provision whereby GBL agrees not to disclose any of the Bank’s confidential information to a third party without the Bank’s consent, unless compelled to do so by a governmental authority or court of competent jurisdiction.

Anticipated Retirement of Five Current Board Members. It is anticipated that five of the current directors of the Company and the Bank—Jerry W. Anderson, Alan M. Bailey, John A. Drye, John W. Googe, and Francis W. Slate, will retire from the board of directors of the Company and the Bank following the Company’s annual meeting of shareholders. The Company’s annual meeting of shareholders is currently scheduled for December 4, 2014.

Item 8.01	Other Events.

On October 28, 2014, the Company issued a press release announcing the appointment of Mr. Glick to the board of directors of the Company and the Bank and his election as chairman. A copy of this press release is attached as Exhibit 99.1 to this current report and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 28, 2014

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company’s goals and expectations and (ii) statements preceded by, followed by, or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Stephen R. Talbert
President and Chief Executive Officer

Dated: October 28, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 28, 2014